EXHIBIT 99.1

iAnthus Provides Update on Retention Measures for Employees

NEW YORK, NY and TORONTO, ON - January 7, 2022 - iAnthus Capital Holdings, Inc. (“iAnthus” or the “Company”) (CSE: IAN, OTCPK: ITHUF), which owns, operates and partners with regulated cannabis operations across the United States, announces, further to its news release of June 16, 2021, that the Company has settled the terms of a contingent long-term incentive plan (“LTIP”) for certain employees of the Company and certain of its subsidiaries. The Company’s board of directors (the “Board”) has approved the allocations under a new LTIP, which are contingent upon the closing of the previously announced recapitalization transaction (the “Recapitalization Transaction”) contemplated by the Restructuring Support Agreement dated July 10, 2020, as amended on June 15, 2021 (the “RSA”). Pursuant to the RSA, a to-be-determined amount of equity was agreed to be made available for management, employee, and director incentives. The LTIP is expected to assist the Company in the retention and recruitment of essential employees through the extended and uncertain closing period of the Recapitalization Transaction.

The Company’s current outstanding stock option pool, held by 177 individuals, represents 5.76% of the common shares of the Company on an as-converted basis. Contingent on the closing of the Recapitalization Transaction, this stock option pool will be replaced by a new LTIP consisting of a combination of restricted stock units and stock options, which together will equate to approximately 5.75% of the pro forma common shares of iAnthus on an as-converted basis. The LTIP will cover 251 employees of the Company.

The Company, with the support of the Lenders and Consenting Debenture Holders, engaged a leading independent compensation consultant to advise the Company in developing the LTIP.

About iAnthus

iAnthus owns and operates licensed cannabis cultivation, processing and dispensary facilities throughout the United States. For more information, visit www.iAnthus.com.

COVID-19 Risk Factor

The Company may be impacted by business interruptions resulting from pandemics and public health emergencies, including those related to COVID-19. An outbreak of infectious disease, a pandemic, or a similar public health threat, such as the recent outbreak of COVID-19, or a fear of any of the foregoing could adversely impact the Company by causing operating, manufacturing, supply chain, and project development delays and disruptions, labor shortages, travel, and shipping disruption and shutdowns (including as a result of government regulation and prevention measures). It is unknown whether and how the Company may be affected if such a pandemic persists for an extended period of time, including as a result of the waiver of regulatory requirements or the implementation of emergency regulations to which the Company is subject. Although the Company has been deemed essential and/or has been permitted to continue operating its facilities in the states in which it cultivates, processes, manufactures, and sells cannabis during the pendency of the COVID-19 pandemic, there is no assurance that the Company’s operations will continue to be deemed essential and/or will continue to be permitted to operate. The Company may incur expenses or delays relating to such events outside of its control, which could have a material adverse impact on its business, operating results, financial condition, and the trading price of the Company’s common shares.

Forward-Looking Statements

Statements in this news release contain forward-looking statements. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Company's reports that it files from time to time with the SEC and the Canadian securities regulators, which you should review including, but not limited to, the Company's Annual Report on Form 10-K filed with the SEC. When used in this news release, words such as “will,” could,” plan,” estimate,” expect,” intend,” may,” potential,” believe, “should” and similar expressions, are forward-looking statements. Forward-looking statements may include, without limitation, statements relating to the Company's financial performance, business development, results of operations, and retention and recruitment of essential employees.

These forward-looking statements should not be relied upon as predictions of future events, and the Company cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by the Company or any other person that it will achieve its objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this news release or to reflect the occurrence of unanticipated events, except as required by law.

Neither the Canadian Securities Exchange or The Securities Exchange Commission have reviewed, approved or disapproved the content of this news release.

CONTACT INFORMATION

Corporate/Media/Investors:
Julius Kalcevich, CFO
iAnthus Capital Holdings, Inc.
1-646-518-9411
investors@ianthuscapital.com